UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2018 (June 5, 2018)

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

New York Mortgage Trust, Inc. (the “Company”) is filing this Current Report on Form 8-K/A to include the information in Item 5.02 below on Form 8-K/A as required pursuant to Item 5.02(d) of Form 8-K. The Company inadvertently filed the information included in Item 5.02 below under Form 8-K on June 6, 2018.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2018, the Company filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”) disclosing that the Board of Directors of the Company (the “Board”) expects to appoint Lisa A. Pendergast, an independent director of the Company, to one or more committees of the Board following the Company’s 2018 Annual Meeting of Stockholders. This Current Report on Form 8-K/A amends and updates the Original Form 8-K. On June 5, 2018, on the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), the Board unanimously approved the appointment of Ms. Pendergast as a member of each of the Nominating Committee, the Compensation Committee and the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: June 7, 2018	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer